                                                                EXHIBIT h(1)(ii)

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

                        AMENDED ADMINISTRATION AGREEMENT

                                     BETWEEN

                       ING VP EMERGING MARKETS FUND, INC.

                                       AND

                             ING FUNDS SERVICES, LLC
                         (FORMERLY PILGRIM GROUP, INC.)

            FUND                               ANNUAL ADMINISTRATIVE FEE
            ----                               -------------------------
                                     (as percentage of average daily net assets)
ING VP Emerging Markets Fund                          0.10%